Exhibit 99.2

Today we announced that ServiceMaster has entered into an agreement to be acquired by an investment group led by Clayton, Dubilier & Rice Inc. (CD&R) for a total enterprise value of $5.5 billion including the assumption of existing ServiceMaster debt.

Our Board of Directors, with the assistance of management and independent financial advisors, thoroughly evaluated our alternatives and decided that the Clayton, Dubilier & Rice offer was the best option. Our management team fully supports this decision.

ServiceMaster is an outstanding company with strong cash flows, great brands and a solid track record of delivering great service to home and business owners nationwide. As our partner, Clayton, Dubilier & Rice has solid experience in multi-location service businesses and a strong background in working with franchise networks.

Partnering with CD&R will provide us the ability to pursue and accelerate our key strategic initiatives without being encumbered by quarterly earnings pressures that often influence the timing of investments and actions.

While there are many details yet to be worked out, CD&R intends to invest in the key strategic initiatives that will accelerate growth in each business unit, while maintaining a strong stewardship of the core values and Objectives that have been the foundation of the company.

Of course, all franchise agreements will remain intact and we will continue to serve others as we would want to be served. Thank you for your concern and your service. We are indeed a company with an outstanding heritage and bright future.

Sincerely,

About the Transaction

ServiceMaster will file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the acquisition of ServiceMaster by an investment group led by Clayton, Dubilier & Rice, Inc.

SERVICEMASTER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

ServiceMaster stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  ServiceMaster stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515, Attention: Corporate Secretary, telephone: 630-663-2000, or from ServiceMaster’s website, www.svm.com.

ServiceMaster and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of ServiceMaster with respect to the proposed acquisition.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in ServiceMaster’s proxy statement relating to the proposed acquisition when it is filed with the SEC.  Information regarding certain of these persons and their beneficial ownership of ServiceMaster common stock as of March 8, 2006 is also set forth in ServiceMaster’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006.

Statements about the expected timing, completion and effects of the proposed acquisition of ServiceMaster by an investment group led by Clayton, Dubilier & Rice, Inc. and all other statements in this press release other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements.  Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  ServiceMaster may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain stockholder approval, the failure of financing or the failure to satisfy other closing conditions.  Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by ServiceMaster with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation ServiceMaster’s Annual Report on Form 10-K for the year ended December 31, 2006.